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                                                                EXHIBIT 99(b)(2)
                                                                [EXECUTION COPY]


                        FIRST AMENDMENT TO THIRD AMENDED
                          AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 13, 2000 (this "AMENDMENT"), is among SUN INTERNATIONAL HOTELS LIMITED, SUN INTERNATIONAL BAHAMAS LIMITED, RESORTS INTERNATIONAL HOTEL, INC. and SUN INTERNATIONAL NEVADA, INC. (collectively, the "BORROWERS"), and the Lenders (as defined below) signatories hereto.


                                   WITNESSETH:

         WHEREAS, the Borrowers, certain financial institutions from time to time parties thereto (collectively, the "LENDERS"), The Bank of Nova Scotia and SocieteGenerale, as the Co-Syndication Agents and the Managing Agents, the Co-Agents parties thereto and The Bank of Nova Scotia, as the Documentation Agent, the Administrative Agent and the Collateral Agent are parties to the Third Amended and Restated Credit Agreement, dated as of November 1, 1999 (as amended, supplemented, amended and restated or otherwise modified through the date hereof, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, the Borrowers have requested that the Lenders amend the Existing Credit Agreement as set forth below; and

         WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects (the Existing Credit Agreement, as so amended or otherwise modified by this Amendment, being referred to as the "CREDIT AGREEMENT");

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows.


                                     PART I

                                   DEFINITIONS

         SUBPART 1.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):


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         "AMENDMENT"is defined in the PREAMBLE.

         "BORROWERS"is defined in the PREAMBLE.

         "CREDIT AGREEMENT"is defined in the THIRD RECITAL.

         "EXISTING CREDIT AGREEMENT"is defined in the FIRST RECITAL.

         "FIRST AMENDMENT EFFECTIVE DATE"is defined in SUBPART 3.1.

         "LENDERS"is defined in the FIRST RECITAL.

         SUBPART 1.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.


                                     PART II

                                   AMENDMENTS

         Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part; except as so amended or otherwise modified by this Amendment, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect in accordance with their terms.

         SUBPART 2.1. AMENDMENT TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended in accordance with SUBPARTS 2.1.1 through 2.1.4.

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

               "FIRST AMENDMENT"means the First Amendment, dated as of June 13, 2000, to this Agreement among the Borrowers and the Lenders parties thereto.

               "FIRST AMENDMENT EFFECTIVE DATE"is defined in the First
          Amendment.

         SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is further amended by amending the definition of "Commitment Amount"in its entirety to read as follow:

         "COMMITMENT AMOUNT"means, prior to the First Amendment Effective Date,

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$625,000,000, and from and after the First Amendment Effective Date,
$500,000,000, as such amount may be reduced from time to time pursuant to
SECTION 2.2.

         SUBPART 2.1.3. Section 1.1 of the Existing Credit Agreement is further amended by amending the definition of "Restricted Payment Amount"in its entirety to read as follows:

               "RESTRICTED PAYMENT AMOUNT"means $175,000,000.

         SUBPART 2.1.4. Section 1.1 of the Existing Credit Agreement is further amended by deleting the definitions of "Desert Inn", "Desert Inn Acquisition", "Desert Inn Property", "Desert Inn Purchase Agreement"and "Excluded Desert Inn Property", and all references in the Credit Agreement to such definitions, together with all provisions that expressly relate thereto, shall have no further force or effect.

         SUBPART 2.2. AMENDMENT TO ARTICLE II. Article II of the Existing Credit Agreement is hereby amended in accordance with SUBPART 2.2.1.

         SUBPART 2.2.1. Section 2.1.1 of the Existing Credit Agreement is amended by deleting clause (b) thereof in its entirety and renumbering clause
(c) thereof as clause (b).

         SUBPART 2.3. AMENDMENT TO ARTICLE V. Article V of the Existing Credit Agreement is hereby amended in accordance with SUBPART 2.3.1.

         SUBPART 2.3.1. Section 5.2 of the Existing Credit Agreement is amended by deleting the second sentence contained therein in its entirety and by deleting Section 5.2.4 contained therein in its entirety.

         SUBPART 2.4. AMENDMENT TO ARTICLE VII. Article VII of the Existing Credit Agreement is hereby amended in accordance with SUBPARTS 2.4.1through 2.4.3.

         SUBPART 2.4.1. Section 7.1.8 of the Existing Credit Agreement is amended by

               (a) inserting "other than shares of capital stock of SIHL"at the end of the first sentence thereof before the period; and

               (b) deleting the second sentence thereof in its entirety.

         SUBPART 2.4.2. Section 7.2.4 of the Existing Credit Agreement is amended by

               (a) amending clause (b) thereof by deleting the number "$802,110,000"appearing therein and inserting "$730,000,000"in replacement therefor;

               (b) amending clause (c) thereof by deleting the proviso contained in the

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          parenthetical appearing therein, deleting column I appearing in the grid therein and renumbering column II in such grid as column I;
          and

               (c) amending clause (d) thereof by deleting the proviso contained in the parenthetical appearing therein, deleting column I appearing in the grid therein and renumbering column II in such grid as column I.

         SUBPART 2.4.3. Section 7.2.6 of the Existing Credit Agreement is amended by amending clause (a) thereof by

               (a) by inserting "consisting solely of the purchase or redemption of shares of capital stock of SIHL held by shareholders other than SIIL, WLG, Caledonia or KIL"immediately following the words "Restricted Payment"appearing in the third line thereof; and

               (b) deleting the words "in any Fiscal Year"contained in subclause
          (z) thereof and inserting "since the First Amendment Effective Date"in replacement therefor.


                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. EFFECTIVENESS. This Amendment and the amendments contained herein shall become effective on the date (the "FIRST AMENDMENT EFFECTIVE DATE") when each of the conditions set forth in this Part shall have been fulfilled to the satisfaction of the Administrative Agent.

         SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each Borrower and the Required Lenders.

         SUBPART 3.1.2. AFFIRMATION AND CONSENT. The Administrative Agent shall have received, with counterparts for each Lender, an Affirmation and Consent to this Amendment in form and substance satisfactory to the Administrative Agent, duly executed and delivered by each of the Obligors other than the Borrowers.

         SUBPART 3.1.2. AMENDMENT FEE. The Administrative Agent shall have received, for the account of each Lender, an amendment fee in an amount equal to
 .15% of the aggregate amount of each such Lender's Percentage of the Commitment Amount (after giving effect to this Amendment).

         SUBPART 3.1.2. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel.

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The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.


                                     PART IV

                   MISCELLANEOUS; REPRESENTATIONS AND COVENANT

         SUBPART 4.1. CONTINUING EFFECTIVENESS, ETC.As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement"shall refer to the Existing Credit Agreement, after giving effect to this Amendment.

         SUBPART 4.2. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         SUBPART 4.3. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SUBPART 4.4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns, and shall inure to their successors and assigns.

         SUBPART 4.5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to execute and deliver this Amendment, the Borrowers represent and warrant to the Agents, the Lenders and the Issuers that, after giving effect to the terms of this Amendment, the following statements are true and correct: (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement and in the other Loan Documents are true and correct on the Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); and (b) no Default has occurred and be continuing, and neither SIHL nor any Subsidiary is in material violation of any law or governmental regulation or court order or decree.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.




                                     SUN INTERNATIONAL BAHAMAS LIMITED


                                     By:________________________________
                                     Title:


                                     SUN INTERNATIONAL HOTELS LIMITED


                                     By:________________________________
                                     Title:


                                     RESORTS INTERNATIONAL HOTEL, INC.


                                     By:________________________________
                                     Title:


                                     SUN INTERNATIONAL NEVADA, INC.


                                     By:_______________________________
                                     Title:


                                     THE BANK OF NOVA SCOTIA


                                      By:______________________________
                                      Title:

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                                      SOCIETE GENERALE


                                      By:______________________________
                                      Title:


                                      BANKERS TRUST COMPANY


                                      By:______________________________
                                      Title:


                                      CIBC INC.


                                      By:______________________________
                                      Title:


                                      WELLS FARGO BANK,
                                      NATIONAL ASSOCIATION


                                      By:______________________________
                                      Title:


                                      ABN AMRO BANK N.V.


                                      By:______________________________
                                      Title:


                                      BEAR STEARNS CORPORATE LENDING INC.


                                      By:______________________________
                                      Title:



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                                      CITY NATIONAL BANK OF FLORIDA


                                      By:______________________________
                                      Title:



                                      FLEET BANK, N.A.


                                      By:______________________________
                                      Title:


                                      THE ROYAL BANK OF SCOTLAND PLC


                                      By:______________________________
                                      Title:


                                      NEDCOR BANK LIMITED


                                      By:______________________________
                                      Title:


                                      By:______________________________
                                      Title:


                                      ABSA BANK LIMITED


                                      By:______________________________
                                      Title:


                                      By:______________________________
                                      Title:



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                                      STANDARD BANK LONDON, LIMITED


                                      By:______________________________
                                      Title:


                                      By:______________________________
                                      Title:


                                      SUMMIT BANK


                                      By:______________________________
                                      Title:


                                      FLEET BANK, N.A.


                                      By:______________________________
                                      Title: